UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 25, 2018

TrueCar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36449	04-3807511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 200
Santa Monica, California 90401
(Address of principal executive offices, including zip code)

(800) 200-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter.)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announced today that on October 25, 2018, the Board of Directors (the “Board”) of TrueCar, Inc. (the “Company”) elected Philip McKoy, age 45, to the Board, filling a vacancy caused by the resignation of Steven Dietz. Mr. Dietz resigned from the Board and his role as a member of the compensation and workforce committee of the Board on October 25, 2018. Mr. Dietz’s resignation was not due to any disagreement with the Company. Mr. McKoy will serve on the Board’s nominating and corporate governance committee (the “Nominating Committee”).
Mr. McKoy will be entitled to the same compensation as the other non-employee directors who are not affiliated with a venture capital investor in the Company under the Company’s outside director compensation policy (the “Policy”). The Policy is described in the Company’s most recent Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 4, 2018 (the “Proxy Statement”). Following the filing of the Proxy Statement, the Company amended the Policy to provide for members of the Nominating Committee to receive an annual cash retainer of $5,000 and for the chair of the Nominating Committee to receive an annual cash retainer of $10,000.
Pursuant to the Policy, on October 25, 2018, Mr. McKoy received a one-time initial equity grant comprised of a stock option award and a restricted stock unit award, each with a grant date fair value of $150,000. In addition, each non-employee director who has served on the Board for at least six months as of the date of each annual meeting of stockholders receives an annual equity grant. The annual equity grant to directors consists of a stock option award and a restricted stock unit award, each with a grant date fair value of $75,000. Mr. McKoy will also be entitled to an annual retainer of $60,000. There are no arrangements or understandings between Mr. McKoy and any other persons pursuant to which he was selected as a director and he does not have a direct or indirect material interest in any transaction or proposed transaction that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUECAR, INC.

By:	/s/ Jeff Swart
Jeff Swart
EVP, General Counsel & Secretary

October 29, 2018